Exhibit 32

Certification by Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

We, Eric Nyman (Co-Chief Executive Officer), Jason Vanderbrink (Co-Chief Executive Officer), and Andrew Keegan (Vice President and Chief Financial Officer), of Vista Outdoor Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)                                  the Quarterly Report on Form 10-Q for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: August 9, 2024

	By:	/s/ Eric Nyman
	Name:	Eric Nyman
	Title:	Co-Chief Executive Officer

	By:	/s/ Jason Vanderbrink
	Name:	Jason Vanderbrink
	Title:	Co-Chief Executive Officer

	By:	/s/ Andrew Keegan
	Name:	Andrew Keegan
	Title:	Vice President and Chief Financial Officer